Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Adjusted EBITDA Climbs 24 Percent and Cash EPS grows 60 Percent on 11 Percent Revenue Growth in the Second Quarter at Six Flags

Strong Cash Flow Used to Repurchase $98 Million of Company Stock in First Half of 2012

GRAND PRAIRIE, Texas — July 24, 2012 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced that second quarter 2012 revenue grew 11 percent or $36 million over prior year to a record $375 million. The strong performance was driven by an 11 percent or $20 million increase in ticket revenue and a 12 percent or $17 million increase in in-park sales. Attendance increased by one million guests or 12 percent over prior year. Adjusted EBITDA(1) for the same period grew 24 percent or $27 million to a record $141 million while cash earnings per share(2) of $1.78 grew 60 percent compared to the second quarter of 2011.

“Our focused strategy is clearly working. We are delighting our guests with innovative new attractions and great service at an exceptional value,” said Jim Reid-Anderson, Chairman, President and CEO. “I am confident our consistent execution will continue to drive growth in cash flow, enable high returns for our shareholders, and further strengthen our financial position.”

Guest spending per capita for the quarter of $39.06 declined one percent or $0.30 due to a reduction in admissions revenue per capita. Admissions revenue per capita declined one percent or $0.31 to $21.97 as individual ticket pricing gains were offset by the company’s success in growing season pass attendance. In-park revenue per capita for the quarter was $17.08—up slightly over prior year.

For the first six months of the year, revenue increased 10 percent or $41 million over the same period in 2011 while Adjusted EBITDA grew 47 percent or $30 million. The company’s Adjusted EBITDA for the last twelve months grew to $381 million and Modified EBITDA(3) for the same period grew to $408 million.  Modified EBITDA margin for the last twelve months improved by 320 basis points to 38.7 percent, a new record high for the company and the industry.

Due primarily to strong season pass sales, deferred revenue as of June 30, 2012 grew to $106 million, an increase of $19 million or 22 percent versus June 2011.

Diluted earnings per share was $1.27 in the second quarter and a loss of $0.79 for the first six months of 2012, an improvement of $0.65 or 105 percent and $1.26, respectively.

Cash earnings per share for the last twelve months grew to $4.00, an increase of $0.89 as compared to the prior twelve-month time period. The company believes cash earnings per share is a meaningful metric given the current $1.1 billion accumulated tax loss carryforward and the net depreciation and amortization impacts relating to fresh-start accounting.

Net Debt(4) as of June 30, 2012 was $828 million compared to $829 million as of June 30, 2011. The company’s net leverage ratio declined to an industry low of 2.2 times as of June 30, 2012 from 2.6 times as of June 30, 2011. In the first six months of 2012 the company invested $64 million in new capital, net of property insurance recoveries, paid $64 million in dividends, or $1.20 per share of common stock, and repurchased $98 million or 2.1 million shares of its common stock at an average price of approximately $47 per share.

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Conference Call

At 8:00 a.m. Central Time today, the company will host a conference call to discuss its second quarter and first six months 2012 financial results. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-888-282-0415 in the United States or +1-415-228-4945 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-800-925-0943 or +1-203-369-3380 through July 31, 2012.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with over $1.0 billion in revenue and 19 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Footnotes

(1)          See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)          “Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure.  The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(3)          See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

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(4)          Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

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Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30,
Statements of Operations Data (1)	2012	2011

Theme park admissions	$203,120	$183,563
Theme park food, merchandise and other	157,917	140,651
Sponsorship, licensing and other fees	9,959	10,579
Accommodations revenue	3,916	3,880
Total revenue	374,912	338,673

Operating expenses (excluding depreciation and amortization shown separately below)	128,143	120,453
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	60,574	60,701
Costs of products sold	29,934	27,317
Depreciation	31,998	36,979
Amortization	3,917	4,515
Stock-based compensation	15,124	13,361
Loss on disposal of assets	812	1,938
Interest expense, net	11,452	16,262
Equity in loss of investee	250	1,091
Other expense, net	244	503
Restructure recovery	(47)	(1,254)

Income from continuing operations before reorganization items, income taxes and discontinued operations	92,511	56,807

Reorganization items, net	495	334

Income from continuing operations before income taxes and discontinued operations	92,016	56,473
Income tax expense	1,194	3,396

Income from continuing operations before discontinued operations	90,822	53,077

Loss from discontinued operations	(17)	(66)

Net income	$90,805	$53,011

Less: Net income attributable to noncontrolling interests	(18,540)	(18,048)

Net income attributable to Six Flags Entertainment Corporation	$72,265	$34,963

Net income applicable to Six Flags Entertainment Corporation common stockholders	$72,265	$34,963

Per share - basic:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$1.34	$0.64
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$1.34	$0.64

Per share - diluted:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$1.27	$0.62
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$1.27	$0.62

Weighted average shares outstanding - basic	53,799	54,994

Weighted average shares outstanding - diluted	56,705	56,743

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Six Months Ended
	June 30,
Statements of Operations Data (1)	2012	2011

Theme park admissions	$232,571	$209,899
Theme park food, merchandise and other	182,534	163,584
Sponsorship, licensing and other fees	17,667	18,491
Accommodations revenue	8,498	8,034
Total revenue	441,270	400,008

Operating expenses (excluding depreciation and amortization shown separately below)	206,715	197,708
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	89,794	90,090
Costs of products sold	35,661	32,887
Depreciation	68,991	76,501
Amortization	8,419	9,028
Stock-based compensation	32,133	27,664
Loss on disposal of assets	2,455	3,915
Interest expense, net	22,815	32,782
Equity in loss of investee	570	2,247
Other (income) expense, net	(537)	147
Restructure (recovery) costs	(47)	25,348

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(25,699)	(98,309)

Reorganization items, net	1,049	834

Loss from continuing operations before income taxes and discontinued operations	(26,748)	(99,143)
Income tax benefit	(2,562)	(3,689)

Loss from continuing operations before discontinued operations	(24,186)	(95,454)

Loss from discontinued operations	(52)	(102)

Net loss	$(24,238)	$(95,556)

Less: Net income attributable to noncontrolling interests	(18,606)	(17,966)

Net loss attributable to Six Flags Entertainment Corporation	$(42,844)	$(113,522)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(42,844)	$(113,522)

Per share - basic and diluted:
Loss from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.79)	$(2.05)
Loss from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$—

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(0.79)	$(2.05)

Weighted average shares outstanding - basic and diluted	54,196	55,308

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	June 30,
	2012	2011

Net income	$90,805	$53,011
Loss from discontinued operations	17	66
Income tax expense	1,194	3,396
Restructure recovery	(47)	(1,254)
Reorganization items, net	495	334
Other expense, net	244	503
Equity in loss of investee	250	1,091
Interest expense, net	11,452	16,262
Loss on disposal of assets	812	1,938
Amortization	3,917	4,515
Depreciation	31,998	36,979
Stock-based compensation	15,124	13,361
Impact of Fresh Start valuation adjustments (2)	246	381

Modified EBITDA (3)	156,507	130,583
Third party interest in EBITDA of certain operations (4)	(15,780)	(16,863)

Adjusted EBITDA (3)	$140,727	$113,720
Cash paid for interest, net	(14,877)	(13,998)
Capital expenditures (net of property insurance recoveries)	(28,494)	(36,764)
Cash taxes	(1,794)	(2,082)

Free Cash Flow (5)	$95,562	$60,876

Weighted average shares outstanding - basic	53,799	54,994

Cash Earnings Per Share	$1.78	$1.11

The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Six Months Ended
	June 30,
	2012	2011

Net loss	$(24,238)	$(95,556)
Loss from discontinued operations	52	102
Income tax benefit	(2,562)	(3,689)
Restructure (recovery) costs	(47)	25,348
Reorganization items, net	1,049	834
Other (income) expense, net	(537)	147
Equity in loss of investee	570	2,247
Interest expense, net	22,815	32,782
Loss on disposal of assets	2,455	3,915
Amortization	8,419	9,028
Depreciation	68,991	76,501
Stock-based compensation	32,133	27,664
Impact of Fresh Start valuation adjustments (2)	488	755

Modified EBITDA (3)	109,588	80,078
Third party interest in EBITDA of certain operations (4)	(14,495)	(15,443)

Adjusted EBITDA (3)	$95,093	$64,635
Cash paid for interest, net	(20,701)	(21,012)
Capital expenditures (net of property insurance recoveries)	(64,305)	(59,606)
Cash taxes	(6,427)	(5,044)

Free Cash Flow (5)	$3,660	$(21,027)

Weighted average shares outstanding - basic	54,196	55,308

Cash Earnings Per Share	$0.07	$(0.38)

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Last Twelve Months Ended
	June 30,
	2012	2011

Net income (loss)	$84,463	$(39,063)
Loss from discontinued operations	(1,251)	(104)
Income tax (benefit) expense	(6,938)	6,979
Restructure (recovery) costs	(309)	46,293
Reorganization items, net	2,670	7,336
Other income, net	(611)	(90)
Loss on debt extinguishment	46,520	18,493
Equity in loss of investee	1,434	3,311
Interest expense, net	55,250	72,549
Loss on disposal of assets	6,155	15,518
Amortization	17,438	18,051
Depreciation	143,442	155,727
Stock-based compensation	58,730	46,332
Impact of Fresh Start valuation adjustments (2)	1,268	2,521

Modified EBITDA (3)	408,261	353,853
Third party interest in EBITDA of certain operations (4)	(27,469)	(28,909)

Adjusted EBITDA (3)	$380,792	$324,944
Cash paid for interest, net	(57,639)	(63,914)
Capital expenditures (net of property insurance recoveries)	(95,843)	(80,775)
Cash taxes	(9,328)	(7,833)

Free Cash Flow (5)	$217,982	$172,422

Weighted average shares outstanding - basic	54,522	55,375

Cash Earnings Per Share	$4.00	$3.11

Balance Sheet Data

(In Thousands)

Balance Sheet Data	June 30, 2012	December 31, 2011

Cash and cash equivalents (excluding restricted cash)	$127,810	$231,427
Total assets	2,614,612	2,648,178

Current portion of long-term debt	41,260	35,296
Long-term debt (excluding current portion)	914,482	921,940

Redeemable noncontrolling interests	456,361	440,427

Total equity	634,899	767,148

Shares outstanding	53,078	54,642

(1)   Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)   Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)   “Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”)), and (ii) including the Company’s share of the Adjusted EBITDA of dick clark productions, inc.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure, is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.).  The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)   Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.

(5)   Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow the $16.0 million of deferred financing costs related to the Company’s debt refinancing incurred in the fourth quarter of 2011 due to the unusual nature of this item.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.